UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2023

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(800) 470-4356

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment to Bylaws.

On December 20, 2023, the Board of Directors of First United Corporation (the “Corporation”) amended the Corporation’s Bylaws, as amended and restated on November 17, 2021, to increase the mandatory director retirement age to 75 years of age. A copy of the amendment is filed as Exhibit 3.1 to this report.

Item 8.01 Other Events.

Also on December 20, 2023, the Corporation’s wholly-owned subsidiary, First United Bank & Trust (the “Bank”), sold available-for-sale (“AFS”) investment securities totaling $20.4 million with a book value of $24.6 million, resulting in an after-tax loss of $3.2 million. The securities had a weighted average book yield of approximately 1.36% and a weighted average life of approximately 6.65 years.  The proceeds from the sale will be used to fund loans with a conservative approximate rate of 7.85%.  The Bank projects that the earn-back will be approximately 3.3 years.  The sale should have a minimal negative impact on corporate regulatory capital ratios, ranging from 0.13% to 0.16%, with the Corporation and Bank remaining comfortably above well-capitalized requirements.  There will be no impact on tangible common equity since the securities were AFS and the loss was already included at September 30, 2023.  The sale is expected to have a positive impact on the net interest margin, improve liquidity, and be favorable to future earnings per share by approximately 15 cents per basic share.

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project” “should”, and “will”, and variations of such words and similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations, estimates and projections, are not guarantees of future performance and involve risks, assumptions and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Corporation expressly disclaims any current intention to update publicly any forward-looking statement after the filing of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
3.1	First Amendment to Bylaws, as Amended and Restated on November 17, 2021 (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 21, 2023	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO